Exhibit (g): Custodian Agreement
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                                CUSTODY AGREEMENT
                                 (Mutual Funds)

THIS AGREEMENT is made as of December 1, 1997, by and between BLUE RIDGE FUNDS TRUST (the "Trust"), a Delaware business trust, with respect to its existing series as of the date of this Agreement, and such other series as shall be designated from time to time by the Trust (the "Fund" or "Funds"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association (the "Custodian").

The Trust desires that its securities and funds shall be hereafter held and administered by the Custodian pursuant to the terms of this Agreement, and, pursuant to separate agreements, The Nottingham Company, Inc., a North Carolina corporation ("Nottingham"), has agreed to perform the duties of Accounting Services Agent and Administrator for the Fund, and NC Shareholder Services, LLC, a North Carolina limited liability corporation ("NCSS"), has agreed to perform the duties of Transfer Agent and Dividend Disbursing Agent for the Funds.

In consideration of the mutual agreements herein, the Trust and the Custodian agree as follows:

1.       DEFINITIONS.
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         As used herein, the following words and phrases shall have the meanings shown in this Section 1:

         "Securities" includes stocks, shares, bonds, debentures, bills, notes, mortgages, certificates of deposit, bank time deposits, bankers' acceptances, commercial paper, scrip, warrants, participation certificates, evidences of indebtedness, or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

         "Oral Instructions" shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by an officer or employee of the Trust, an employee of Nottingham in its capacity as Accounting Services Agent and Administrator, or an employee of NCSS in its capacity as Transfer Agent and Dividend Disbursing Agent, who has been authorized by a resolution of the Board of Trustees of the Trust or the Board of Directors of Nottingham to give Written Instructions on behalf of the Trust.

         "Written Instructions" shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian containing original signatures or a copy of such document transmitted by telecopy including transmission of such signature, reasonably believed by the Custodian to be the signature of an officer or employee of the Trust, an employee of Nottingham in its capacity as Accounting Services Agent and Administrator, or an employee of NCSS in its capacity as Transfer Agent and Dividend Disbursing Agent, who has been authorized by a resolution of the Board of Trustees of the Trust or Board of Directors of Nottingham to give Written Instructions on behalf of the Trust.

         "Securities Depository" shall mean a system for the central handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of securities.

         "Officers' Certificate" shall mean a direction, instruction or certification in writing signed in the name of the Trust by the President, Secretary or Assistant Secretary, or the Treasurer or Assistant Treasurer of the Trust, or any other persons duly authorized to sign by the Board of Trustees or the Executive Committee of the Trust.

         "Book-Entry Securities" shall mean securities issued by the Treasury of the United States of America and federal agencies of the United States of America which are maintained in the book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR
         Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O, and the term Book-Entry Account shall mean an account maintained by a Federal Reserve Bank in accordance with the aforesaid Circular and regulations.

2.       DOCUMENTS TO BE FILED BY TRUST.
         ------------------------------

         The Trust shall from time to time file with the Custodian a certified copy of each resolution of its Board of Trustees authorizing execution of Written Instructions and the number of signatories required, together with certified signatures of the officers and other signatories authorized to sign, which shall constitute conclusive evidence of the authority of the officers and other signatories designated therein to act, and shall be considered in full force and effect and the Custodian shall be fully protected in acting in reliance thereon until it receives a new certified copy of a resolution adding or deleting a person or persons with authority to give Written Instructions. If the certifying officer is authorized to sign Written Instructions, the certification shall also be signed by a second officer of the Trust. The Trust also agrees that the Custodian may rely on Written Instructions received from Nottingham and/or NCSS, as agent for the Trust, if those Written Instructions are given by persons having authority pursuant to resolutions of the Board of Trustees of the Trust.

         The Trust shall from time to time file with the Custodian a certified copy of each resolution of the Board of Trustees authorizing the transmittal of Oral Instructions and specifying the person or persons authorized to give Oral Instructions in accordance with this Agreement. The Trust agrees that the Custodian may rely on Oral Instructions received from Nottingham and/or NCSS, as agent for the Trust, if those instructions are given by persons reasonably believed by the Custodian to have such authority. Any resolution so filed with the Custodian shall be considered in full force and effect and the Custodian shall be fully protected in acting in reliance thereon until it actually receives a new certified copy of a resolution adding or deleting a person or persons with authority to give Oral Instructions. If the certifying officer is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Trust.

3.       RECEIPT AND DISBURSEMENT OF FUNDS.
         ---------------------------------

         (a) The Custodian shall open and maintain a separate account or accounts in the name of each Fund of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall hold in safekeeping in such account or accounts, subject to the provisions hereof, all funds received by it from or for the account of the Trust. The Trust will deliver or cause to be delivered to the Custodian all funds owned by the Trust, including cash received for the issuance of its shares during the period of this Agreement. The Custodian shall make payments of funds to, or for the account of, the Trust from such funds only:

                  (i) for the purchase of securities for the portfolio of the Trust upon the delivery of such securities to the Custodian (or to any bank, banking firm or trust company doing business in the United States and designated by the Custodian as its sub-custodian or agent for this purpose or any foreign bank qualified under Rule 17f-5 of the Investment Company Act of 1940 and acting as sub-custodian), registered (if registerable) in the name of the Trust or of the nominee of the Custodian referred to in Section 8 or in proper form for transfer, or, in the case of repurchase agreements entered into between the Trust and the Custodian or other bank or broker dealer (A) against delivery of the securities either in certificate form or through an entity crediting the Custodian's account at the Federal Reserve Bank with such securities or (B) upon delivery of the receipt evidencing purchase by the Trust of securities owned by the Custodian along with written evidence of the agreement by the Custodian bank to repurchase such securities from the Trust;

                  (ii) for the payment of interest, dividends, taxes, management or supervisory fees, or operating expenses (including, without limitation, Board of Trustees' fees and expenses, and fees for legal, accounting and auditing services) and for redemption or repurchase of shares of the Trust;

                  (iii)    for  payments  in  connection  with  the  conversion,
                           exchange or surrender of securities owned or subscribed to by the Trust held by or to be delivered to the Custodian;

                  (iv) for the payment to any bank of interest on all or any portion of the principal of any loan made by such bank to the Trust;

                  (v) for the payment to any person, firm or corporation who has borrowed the Trust's portfolio securities the amount deposited with the Custodian as collateral for such borrowing upon the delivery of such securities to the Custodian, registered (if registerable) in the name of the Trust or of the nominee of the Custodian referred to in Section 8 or in proper form for transfer; or

                  (vi)     for other proper purposes of the Trust.

                  Before making any such payment the Custodian shall receive (and may rely upon) Written Instructions or Oral Instructions directing such payment and stating that it is for a purpose permitted under the terms of this subsection (a). In respect of item (vi), the Custodian will take such action only upon receipt of an Officers' Certificate and a certified copy of a resolution of the Board of Trustees or the Executive Committee of the Trust signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made. In respect of item (v), the Custodian shall make payment to the borrower of securities loaned by the Trust of part of the collateral deposited with the Custodian upon receipt of Written Instructions from the Trust or Nottingham stating that the market value of the securities loaned has declined and specifying the amount to be paid by the Custodian without receipt or return of any of the securities loaned by the Trust. In respect of item (i), in the case of repurchase agreements entered into with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank, which may be itself, prior to receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry to the Custodian's non-proprietary account at the Federal Reserve Bank, or in the case of repurchase agreements entered into with the Custodian, of the safekeeping receipt and repurchase agreement, provided that such securities have in fact been so transferred by book-entry, or in the case of repurchase agreements entered into with the Custodian, the safekeeping receipt is received prior to the close of business on the same day.

         (b) Notwithstanding anything herein to the contrary, the Custodian may at any time or times with the written approval of the Board of Trustees, appoint (and may at any time remove without the written approval of the Trust) any other bank or trust company as its sub-custodian or agent to carry out such of the provisions of Subsection (a) of this Section 3 as instructions from the Trust may from time to time request; provided, however, that the appointment of such sub-custodian or agent shall not relieve the Custodian of any of its responsibilities hereunder; and provided, further, that the Custodian shall not enter into any arrangement with any subcustodian unless such sub-custodian meets the requirements of Section 26 of the Investment Company Act of 1940 and Rule 17f-5 thereunder, if applicable.

         (c) The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the accounts of the Trust.

4.       RECEIPT OF SECURITIES.
         ---------------------

         (a) The Custodian shall hold in safekeeping in a separate account, and physically segregated at all times from those of any other persons, firms, corporations or trusts or any other series of the Trust, pursuant to the provisions hereof, all securities received by it from or for the account of each series of the Trust, and the Trust will deliver or cause to be delivered to the Custodian all securities owned by the Trust. All such securities are to be held or disposed of by the Custodian under, and subject at all times to the instructions pursuant to, the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge, lend or otherwise dispose of any such securities and investments, except pursuant to instructions and only for the account of the Trust as set forth in Section 5 of this Agreement.

         (b) Notwithstanding anything herein to the contrary, the Custodian may at any time or times with the written approval of the Board of Trustees, appoint (and may at any time without the written approval of such Board of Trustees remove) any other bank or trust company as its sub-custodian or agent to carry out such of the provisions of Subsection (a) of this Section 4 and of Section 5 of this Agreement, as instructions may from time to time request, provided, however, that the appointment of such sub-custodian or agent shall not relieve the Custodian of any of its responsibilities hereunder, and provided, further, that the Custodian shall not enter into arrangement with any sub-custodian unless such sub-custodian meets the requirements of Section 26 of the Investment Company Act of 1940 or Rule 17f-5 thereunder, if applicable.

5.       TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES.
         --------------------------------------------------

         The Custodian shall have sole power to release or deliver any Securities of the Trust held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver Securities held by it on behalf of the Trust hereunder only:

         (a) for sales of such Securities for the account of the Trust upon receipt by the Custodian of Payment therefor;

         (b) when such securities mature or are called, redeemed or retired or otherwise become payable;

         (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

         (d) in exchange for or upon conversion into other Securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

         (e) upon conversion of such Securities pursuant to their terms into other Securities;

         (f) upon exercise of subscription, purchase or other similar rights represented by such Securities;

         (g) for the purpose of exchanging interim receipts for temporary Securities for definitive securities;

         (h) for the purpose of effecting a loan of the portfolio Securities to any person, firm, corporation or trust upon the receipt by the Custodian of cash or cash equivalent collateral at least equal to the market value of the securities loaned;

         (i) to any bank for the purpose of collateralizing the obligation of the Trust to repay any moneys borrowed by the Trust from such bank; provided, however, that the Custodian may at the option of such lending bank keep such collateral in its possession, subject to the rights of such bank given to it by virtue of any promissory note or agreement executed and delivered by the Trust to such bank; or

         (j)      for other proper purposes of the Trust.

         As to any deliveries made by the Custodian  pursuant to items (a), (b),
         (c), (d), (e), (f), (g) and (h), Securities or funds receivable in exchange therefor shall be deliverable to the Custodian. Before making any such transfer, exchange or delivery, the Custodian shall receive (and may rely upon) instructions requesting such transfer, exchange, or delivery and stating that it is for a purpose permitted under the terms
         (a),  (b), (c), (d), (e), (f), (g), (h), or (i) of this Section 5, and, in respect of item (j), upon receipt of instructions of a certified copy of a resolution of the Board of Trustees of the Trust, signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose of the Trust, and naming the person or persons to whom delivery of such Securities shall be made. In respect of item
         (h), the instructions shall state the market value of the Securities to be loaned and the corresponding amount of collateral to be deposited with the Custodian; thereafter, upon receipt of instructions stating that the market value of the Securities loaned has increased and specifying the amount of increase, the Custodian shall collect from the borrower additional cash collateral in such amount.

6.       FEDERAL RESERVE BOOK-ENTRY SYSTEM.
         ---------------------------------

         Notwithstanding any other provisions of this Agreement, it is expressly understood and agreed that the Custodian is authorized in the performance of its duties hereunder to deposit in the book-entry deposit system operated by the Federal Reserve Bank (the "System"), United States government, instrumentality and agency securities and any other Securities deposited in the System and to use the facilities of the System, as permitted by Rule 17f-4 under the Investment Company Act of 1940, in accordance with the following terms and provisions:

         (a) The Custodian may keep Securities of the Trust in the System provided that such Securities are represented in an account ("Account") of the Custodian's in the System which shall not include any assets of the Custodian other than assets held in a fiduciary or custodian capacity.

         (b) The records of the Custodian with respect to the participation in the System through the Custodian shall identify by Book-Entry Securities belonging to the Trust which are included with other Securities deposited in the Account and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission.

         (c) The Custodian shall pay for Securities purchased for the account of the Trust upon:

                  (i)      receipt  of  advice  from  the   System   that   such
                           Securities  have been transferred to the Account; and

                  (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Trust. The Custodian shall transfer Securities sold for the account of the Trust upon:


                           (1)      receipt   of  advice  from the  System  that
                                    payment   for   such  Securities  has   been
                                    transferred to the Account; and

                           (2) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Trust. The Custodian shall send the Trust a confirmation of any transfers to or from the account of the Trust.

         (d) The Custodian will provide the Trust with any report obtained by the Custodian on the System's accounting system, internal accounting control and procedures for safeguarding Securities deposited in the System. The Custodian will provide the Trust with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding Securities, including Securities deposited in the System relating to the services provided by the Custodian under this Agreement; such reports shall detail material inadequacies disclosed by such examination, and, if there are no such inadequacies, shall so state, and shall be of such scope and in such detail as the Trust may reasonably require and shall be of sufficient scope to provide reasonable assurance that any material inadequacies would be disclosed.

7.       USE OF CLEARING FACILITIES.
         --------------------------

         Notwithstanding any other provisions of the Agreement, the Custodian may, in connection with transactions in portfolio Securities by the Trust, use the facilities of the Depository Trust Company ("DTC"), and the Participants Trust Company ("PTC"), as permitted by Rule 17f-4 under the Investment Company Act of 1940, if such facilities have been approved by the Board of Trustees of the Trust in accordance with the following:

         (a) DTC and PTC may be used to receive and hold eligible Securities owned by the Trust;

         (b) payment for Securities purchased may be made through the clearing medium employed by DTC and PTC for transactions of participants acting through them;

         (c) Securities of the Trust deposited in DTC and PTC will at all times be segregated from any assets and cash controlled by the Custodian in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. Subject to the provisions of the Agreement with regard to instructions, the Custodian will pay out money only upon receipt of Securities or notification thereof and will deliver Securities only upon the receipt of money or notification thereof;

         (d) all books and records maintained by the Custodian which relate to the participation in DTC and PTC shall identify by Book-Entry Securities belonging to the Trust which are deposited in DTC and PTC and shall at all times during the Custodian's regular business hours be open to inspection by the duly authorized officers, employees, agents and auditors, and the Trust will be furnished with all the information in respect of the services rendered to it as it may require;

         (e) the Custodian will make available to the Trust copies of any internal control reports concerning DTC and PTC delivered to it by either internal or external auditors within ten days after receipt of such a report by the Custodian; and

         (f) confirmations of transactions using the facilities of DTC and PTC shall be provided as set forth in Rule 17f-4 of the Investment Company Act of 1940.

8.       CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS.
         -------------------------------------

         Unless and until the Custodian receives instructions to the contrary, the Custodian shall on behalf of the Trust:

         (a) Present for payment all coupons and other income items held by it for the account of the Trust which call for payment upon presentation and hold the funds received by it upon such payment for the Trust;

         (b) collect interest and cash dividends received, with notice to the Trust, for the accounts of the Trust;

         (c) hold for the accounts of the Trust hereunder all stock dividends, rights and similar Securities issued with respect to any securities held by it hereunder;

         (d) execute as agent on behalf of the Trust all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the name of such certificates as the owner of the Securities covered thereby, to the extent it may lawfully do so;

         (e)      transmit promptly to the Trust all reports,  notices and other
                  written   information   received  by  the  Custodian  from  or
                  concerning issuers of the portfolio Securities; and

         (f) collect from the borrower the Securities loaned and delivered by the Custodian pursuant to item (h) of Section 5 hereof, any interest or cash dividends paid on such Securities, and all stock dividends, rights and similar Securities issued with respect to any such loaned Securities.

         With respect to Securities of foreign issuers, it is expected that the Custodian will use its best efforts to effect collection of dividends, interest and other income, and to notify the Trust of any call for redemption, offer of exchange, right of subscription, reorganization, or other proceedings affecting such Securities, or any default in payments due thereon. It is understood, however, that the Custodian shall be under no responsibility for any failure or delay in effecting such collections or giving such notice with respect to Securities of foreign issuers, regardless of whether or not the relevant information is published in any financial service available to it unless (a) such failure or delay is due to the Custodian's or any sub-custodians' negligence or (b) any relevant sub-custodian has acted in accordance with established industry practices. Collections of income in foreign currency are, to the extent possible, to be converted into United States dollars unless otherwise instructed in writing, and in effecting such conversion the Custodian may use such methods or agencies as it may see fit, including the facilities of its own foreign division at customary rates. All risk and expenses incident to such collection and conversion is for the accounts of the Trust and the Custodian shall have no responsibility for fluctuations in exchange rates affecting any such conversion.

9.       REGISTRATION OF SECURITIES.
         --------------------------

         Except as otherwise directed by instructions, the Custodian shall register all Securities, except such as are in bearer form, in the name of a registered nominee of the Custodian, as defined in the Internal Revenue Code and any Regulation of the Treasury Department issued thereunder or in any provision of any subsequent Federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or Regulations or under the laws of any State. The Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

         The Trust, Nottingham, or NCSS shall from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the accounts of the Trust and which may from time to time be registered in the name of the Trust.

10.      SEGREGATED ACCOUNT.
         ------------------

         The Custodian shall upon receipt of written instructions from the Trust, Nottingham, or NCSS establish and maintain a segregated account or accounts for and on behalf of the Trust, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in an account by the Custodian pursuant to
         Section 4 hereof,

                  (i) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the Securities and Exchange Act of 1934 and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust;

                  (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Trust or commodity futures contracts or options thereon purchased or sold by the Trust;

                  (iii) for the purposes of compliance by the Trust with the procedures required by the Investment Company Act
                           Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies; and

                  (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to an Officer's Certificate, a certified copy of a resolution of the Board of Trustees signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

11.      VOTING AND OTHER ACTIONS.
         ------------------------

         Neither the Custodian nor any nominee of the Custodian shall vote any of the Securities held hereunder by or for the accounts of the Trust, except in accordance with instructions. The Custodian shall execute and deliver, or cause to be executed and delivered, to the appropriate investment advisor of each series of the Trust, all notices, proxies and proxy soliciting materials with relation to such Securities (excluding any Securities loaned and delivered by the Custodian pursuant to item (h) of Section 5 hereof), such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Trust), but without indicating the manner in which such proxies are to be voted. Such proxies shall be delivered by regular mail to the appropriate investment advisor of each series of the Trust.

12.      TRANSFER TAX AND OTHER DISBURSEMENTS.
         ------------------------------------

         The Trust shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement. The Custodian shall execute and deliver such certificates in connection with Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State, to exempt from taxation any exemptible transfers and/or deliveries of any such securities.


13.      CONCERNING THE CUSTODIAN.

         (a) The Custodian's compensation shall be paid by the Trust. The Custodian shall not be liable for any action taken in good faith upon receipt of instructions as herein defined or a certified copy of any resolution of the Board of Trustees, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

         (b) The Custodian shall not be liable for any loss or damage, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct and except that the Custodian shall be responsible for the acts of any sub-custodian, or agent appointed hereunder and approved by the Board of Trustees of the Trust. At any time, the Custodian may seek advice from legal counsel for the Trust whose legal fees shall be paid at the sole expense of the Trust, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with the opinion of counsel for the Trust. The Trust and not the Custodian shall be responsible for any fee or charges by counsel for the Trust in connection with any such opinion rendered to the Custodian.

         (c)      Without   limiting  the  generality  of  the  foregoing,   the
                  Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

                  (i) The validity of the issue of any Securities purchased by or for the Trust, the legality of the purchase thereof, or the propriety of the amount paid therefor;

                  (ii) The legality of the issue or sale of any Securities by or for the Trust, or the propriety of the amount for which the same are sold;

                  (iii) The legality of the issue or sale of any shares of the Trust, or the sufficiency of the amount to be received therefor;

                  (iv) The legality of the redemption of any shares of the Trust, or the propriety of the amount to be paid therefor;

                  (v) The legality of the declaration of any dividend or distribution by the Trust, or the legality of the issue of any Securities of the Trust in payment of any dividend or distribution in shares;

                  (vi) The legality of the delivery of any Securities held for the Trust for the purpose of collateralizing the obligation of the Trust to repay any moneys borrowed by the Trust; or

                  (vii) The legality of the delivery of any Securities held for the Trust for the purpose of lending said securities to any person, firm or corporation.

         (d) The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation by the Custodian on behalf of the Trust, unless and until

                  (i) the Custodian shall be directed to take such action by written instructions signed in the name of the Trust on behalf of the Trust by one of its executive officers; and

                  (ii) the Custodian shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

         (e) The Custodian shall not be under any duty or obligation to ascertain whether any securities at any time delivered to or held by it for the account of the Trust, are such as may properly be held by the Trust under the provisions of the Trust's Declaration of Trust or By-Laws as amended from time to time.

         (f) The Trust agrees to indemnify and hold harmless the Custodian and its nominees, sub-custodians, depositories and agent from all taxes, charges, expenses, assessments, liabilities, and losses (including counsel fees) incurred or assessed against it or its nominees, sub-custodians, depositories and agents in connection with the performance of this Agreement, except such as may arise from its or its nominee's, sub-custodian's, depositories' and agent's own negligent action, negligent failure to act, breach of this agreement or willful misconduct. The Custodian is authorized to charge any account of the Trust for such items; provided, however, that, except for overdrafts as to which the Custodian shall have the immediate right of offset, prior to charging any such account for such items, the Custodian shall first have forwarded an invoice for such item to the Trust and 30 days shall have elapsed from the date of such invoice to the Trust without payment of the same having been received by the Custodian. In the event of any advance of funds for any purpose made by the Custodian resulting from orders or instructions of the Trust, or in the event that the Custodian or its nominees, sub-custodians, depositories and agents shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct any property at any time held for the accounts of the Trust shall be security therefor. Nothing in this paragraph, however, shall be deemed to apply to transaction and asset holding fees or out of pocket expenses of the Custodian which are payable by Nottingham and/or NCSS, and as to such fees and expenses the Custodian shall have no right of offset or security under this paragraph.

         (g) The Custodian agrees to indemnify and hold harmless the Trust and Trust's Trustees and officers from all taxes, charges, expenses, assessments, claims liabilities, and losses
                  (including counsel fees) incurred or assumed against any of them as a result of any breach or violation of this Agreement by the Custodian or any act or omission by the Custodian or its Trustees, officers, employees and agents and resulting from their negligence or willful misconduct.

         (h) In the event that, pursuant to this Agreement, instructions direct the Custodian to pay for securities on behalf of the Trust, the Trust hereby grants to the Custodian a security interest in such Securities, until the Custodian has been reimbursed by the Trust in immediately available funds. The instructions designating the Securities to be paid for shall be considered the requisite description and designation of the Securities pledged to the Custodian for purposes of the requirements of the Uniform Commercial Code.

         (i) The Custodian represents that it is qualified to act as such under section 26(a) of the Investment Company Act of 1940.

14.      REPORTS BY THE CUSTODIAN.
         ------------------------

         (a) The Custodian shall furnish the Trust and the appropriate investment advisor of each series of the Trust, daily with a statement summarizing all transactions and entries for the accounts of the Trust. The Custodian shall furnish the Trust at the end of every month with a list of the portfolio Securities held by it as Custodian for the Trust, adjusted for all commitments confirmed by instructions as of such time. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of the Trust, its independent public accountants and officers of its investment advisers.


         (b) The Custodian will maintain such books and records relating to transactions effected by it as are required by the Investment Company Act of 1940, as amended, and any rule or regulation thereunder; or by any other applicable provision of the law to be maintained by the Trust or its Custodian, with respect to such transactions, and preserving or causing to be preserved, any such books and records for such periods as may be required by any such rule or regulation.

15.      TERMINATION OR ASSIGNMENT.
         -------------------------

         This agreement may be terminated by the Trust, or by the Custodian, on sixty (60) days' notice, given in writing and sent by registered mail to the Custodian, or to the Trust, as the case may be, at the address hereinafter set forth. Upon any termination of this Agreement, pending appointment by the Trust of a successor to the Custodian or a vote of the shareholders of the Trust to dissolve or to function without a Custodian of its funds, the Custodian shall not deliver funds, Securities or other property of the Trust to the Trust, but may deliver them to a bank or trust company of its own selection having an aggregate capital, surplus, and undivided profits, as shown by its last published report of not less than ten million dollars ($10,000,000) and otherwise qualified to act as a custodian to a registered investment company as a Custodian for the Trust to be held under terms similar to those of this Agreement; provided, however, that the Custodian shall not be required to make any such delivery or payment until full payment shall have been made to the Custodian of all its contractual fees, compensations, costs and expenses, except for fees and expenses all as set forth in Section 13 of this Agreement.

16.      MISCELLANEOUS.
         -------------

         (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its office at First Union National Bank of North Carolina, 401 South Tryon Street, Charlotte, North Carolina 28288, or at such other place as the Custodian may from time to time designate in writing.

         (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust, shall be sufficiently given if addressed to the Trust and mailed or delivered to it at 105 N. Washington Street, Rocky Mount, North Carolina 27802, or at-such other place as the Trust may from time to time designate in writing.

         (c) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized or approved by a resolution of the Board of Trustees of the Trust.

         (d) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns, provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian or by the Custodian without the written consent of the Trust, authorized or approved by a resolution of its Board of Trustees.

         (e) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute but one instrument.

         (f) This Agreement and the rights and obligations of the Trust and the Custodian hereunder shall be construed and interpreted in accordance with the laws of the State of North Carolina.

         (g) The Declaration of Trust of the Trust has been filed with the Secretary of State of the State of Delaware. The obligations of the Trust on behalf of the Funds are not personally binding upon, nor shall resort be had to the private property of any of the Trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property shall be bound.

IN WITNESS WHEREOF, the Trust and the Custodian have caused this Agreement to be signed and witnessed by duly authorized persons as of the date first written above. Executed in several counterparts, each of which is an original.


                                     FIRST UNION NATIONAL BANK OF NORTH CAROLINA


Attest:                              By:
       ___________________________      ______________________________

                                     Title:
                                            __________________________



                                     BLUE RIDGE FUNDS TRUST


Attest:                              By:
        __________________________       ____________________________

                                     Title:
                                            __________________________